EXHIBIT 24.1

                                POWER OF ATTORNEY


     WHEREAS, Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), has filed or plans to file one or more Registration Statements on Form S-3 with the Securities and Exchange Commission ("SEC") for the purpose of registering the issuance and/or resale under the Securities Act of 1933, as amended, of approximately 4.3 million shares of its Common Stock in connection with a private placement which closed on or about April 26, 2002; and,

     WHEREAS, the Company plans to file one or more Registration Statements on Form S-3 with the SEC for the purpose of registering the resale under the Securities Act of 1933, as amended, of up to 14,457,993 shares of Common Stock issued to Elan Corporation, plc and its affiliates (collectively, "Elan") pursuant to the registration rights granted by that certain Amended and Restated Registration Rights Agreement dated as of June 29, 2000, as amended from time to time, among the Company, Elan and certain other stockholders of the Company.

     NOW, THEREFORE, BE IT RESOLVED, that each person whose signature appears below hereby constitutes and appoints David E. Robinson and Paul V. Maier and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign said Registration Statement(s) and any amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     The failure of any indicated signatory to sign this instrument shall not affect the validity of this instrument as to those persons who do sign.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 29th day of April, 2002.


                                                           /S/ DAVID E. ROBINSON
                                             -----------------------------------
                                                               David E. Robinson


                                                        /S/ HENRY F. BLISSENBACH
                                             -----------------------------------
                                                            Henry F. Blissenbach


                                                          /S/ ALEXANDER D. CROSS
                                             -----------------------------------
                                                       Alexander D. Cross, Ph.D.


                                                                  /S/ JOHN GROOM
                                             -----------------------------------
                                                                      John Groom


                                                           /S/ IRVING S. JOHNSON
                                             -----------------------------------
                                                        Irving S. Johnson, Ph.D.


                                                                /S/ CARL C. PECK
                                             -----------------------------------
                                                              Carl C. Peck, M.D.


                                                            /S/ MICHAEL A. ROCCA
                                             -----------------------------------
                                                                Michael A. Rocca